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Exhibit 21.1

Subsidiaries of Regal Cinemas Corporation	Jurisdiction of Organization
Act III Cinemas, Inc.	Delaware
Act III Inner Loop Theatres, Inc.	Delaware
Act III Theatres, Inc.	Delaware
A 3 Theatres of San Antonio, Ltd.	Texas
A 3 Theatres of Texas, Inc.	Delaware
Broadway Cinema, Inc.	Oregon
Clark-Regal, LLC	California
Cobb Finance Corp.	Alabama
Eastgate Theatre, Inc.	Oregon
Edwards Theatres, Inc.	Delaware
Florence Theatre Corporation	California
Frederick Plaza Cinemas, Inc.	Maryland
General American Theatres, Inc.	Oregon
Green Hill Commons, LLC	Tennessee
Hoyts Cinemas Corporation	Delaware
Interstate Theatres Corporation	Massachusetts
J.R. Cinemas, Inc.	Oregon
Morgan Edwards Theatre Corporation	California
R.C. Cobb, Inc.	Alabama
Regal Cinemas, Inc.	Tennessee
Regal CineMedia Corporation	Virginia
Regal Cinemas Group, Inc.	Delaware
Regal Cinemas Holdings, Inc.	Delaware
Regal Investment Company	Delaware
TEMT Alaska, Inc.	Alaska
United Cinema Corporation	California
United Artists Theatre Group, LLC	Delaware

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  Exhibit 21.1